Exhibit 99.1

News Announcement	For Immediate Release

Nexstar Announces Pricing of Secondary Offering

of Common Stock by Selling Stockholders

Irving, TX – November 29, 2012 — Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (the “Company”) today announced the pricing of the previously announced sale by selling stockholders, funds affiliated with ABRY Partners, LLC, of 8.0 million shares of the Company’s Class A common stock at $9.25 per share.

The offering consists entirely of secondary shares to be sold by the selling stockholders. The Company will not sell any shares in the offering and will not receive any proceeds from the offering.

The selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 1.2 million shares of Class A common stock on the same terms and conditions. Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and UBS Securities LLC are the joint book-running managers of the offering. RBC Capital Markets, LLC and Evercore Group L.L.C. are acting as co-managers of the offering.

A shelf registration statement (including prospectus) relating to the shares has been declared effective by the Securities and Exchange Commission (“SEC”). Before you invest, you should read the prospectus and other documents filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and final prospectus supplement may be obtained from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York, 10010, or by e-mail to newyork.prospectus@credit-suisse.com or toll-free at 800-221-1037; Wells Fargo Securities, LLC Attention: Equity Syndicate Dept., 375 Park Avenue, New York, New York 10152, or by email to cmclientsupport@wellsfargo.com, or toll-free at 800-326-5897; or from UBS Securities LLC, Attention: Prospectus Department, 299 Park Avenue, New York, New York 10171, or toll-free at 888-827-7275.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The offering of these securities will be made only by means of the prospectus supplement and the accompanying prospectus.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, e-MEDIA, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 55 television stations and 11 related digital multicast signals reaching 32 markets or approximately 9.3% of all U.S. television households. Nexstar’s portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, and Bounce TV, the nation’s first over-the-air broadcast television network programmed for African-American audiences and three independent stations. Nexstar’s 31 community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Assuming completion of the proposed acquisition of twelve stations from Newport Television LLC and Newport Television License LLC, Nexstar will own, operate, program or provide sales and other services to 67 television stations and related digital multicast signals reaching 39 markets or approximately 11.4% of all U.S. television households. Assuming completion of the proposed acquisition of three additional stations from Newport Television LLC and Newport Television License LLC and two stations from Smith Media, LLC, Nexstar will own, operate, program or provide sales and other services to 71 television stations and related digital multicast signals reaching 41 markets or approximately 12.3% of all U.S. television households.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	(212) 835-8500 or nxst@jcir.com
(972) 373-8800

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